Exhibit 10.7
INVESTMENT BANKING SERVICES AGREEMENT
BETWEEN
AMERICAN CAPITAL FINANCIAL SERVICES, INC.,
AND
GLOBAL MONITORING SYSTEMS, INC.
December 22, 2005
CONTACTS:
American Capital Financial Services, Inc.
461 Fifth Avenue
26th Floor
New York, NY 10017
(212) 213-2009
(212) 213-2060
Robert Klein, Principal
Dustin Smith, Vice President
(c) 2002 American Capital Financial Services, Inc.

INVESTMENT BANKING SERVICES AGREEMENT
     This Investment Banking Services Agreement (the “Agreement”) is made as of this 22nd day of December, 2005 (the “Execution Date”), between Global Monitoring Systems, Inc., a Delaware corporation (together with its subsidiaries, the “Company”) and American Capital Financial Services, Inc., a Delaware corporation with its principal place of business in Bethesda, Maryland (“ACFS”), to be effective as of December 22, 2005 (the “Effective Date”).
A. INTRODUCTION
1.	Whereas, the Company is primarily engaged in the business of, among other things, Dosimetry services and is owned by an affiliate of ACFS, American Capital Strategies, Ltd. (“ACAS”);

2.	Whereas, the Company wishes to enter into a comprehensive investment banking agreement under which it will commit to employ ACFS as financial advisor in any acquisition, sale, merger or financing transactions entered into by the Company and in other financial advisory work, including valuation, structuring and negotiating, which ACFS is qualified to perform;

3.	Whereas, ACFS has represented to the Company that it has expertise and experience in such work; and

4.	Whereas, the Company wishes to enter into this Agreement with ACFS on the terms provided for herein.
     NOW, THEREFORE, in consideration of the mutual promises contained in this Agreement, and intending to be legally bound hereby, the parties hereby agree as follows:
B. SCOPE OF THE AGREEMENT
This Agreement relates to investment banking services, which shall be defined as follows (and such definitions shall be equally applicable to both the singular and plural form of the terms defined, as the context may require):
1.	“Acquisition Transactions” shall mean the acquisition by the Company of any other business whether by purchase of stock or assets in cash sale or for other consideration, or by merger in which the Company is substantially the surviving entity.

2.	“Sale Transactions” shall mean sale of all or part of the equity or assets of the Company in a cash sale or for other consideration, or by a merger in which the Company is not substantially the surviving entity.

3.	“Financing Transaction” shall mean the sale of any equity or debt securities by the Company.

4.	“Close” or “Closing” shall mean the day on which any Acquisition, Sale or Financing Transaction (each, sometimes referred to herein as a “Transaction”) occurs.
C. RESPONSIBILITIES OF ACFS
     ACFS will perform the following work as the Company’s exclusive agent:
1.	RAISING FINANCING

ACFS will, if the Company chooses to use an agent for such purpose, assist the Company in placing any equity or debt securities.

2.	ACQUISITION AND MERGER TRANSACTIONS

ACFS will assist the Company in researching, evaluating, initiating, structuring and closing any potential Transaction.

3.	FINANCIAL ANALYSIS

As appropriate, ACFS will assist the Company in gathering and reviewing data to build a financial model (“Model”) of the Company, and in using such a Model to evaluate the Company and any proposed Transaction. The Model will integrate historical financial performance of the Company with projections subsequent to any Transaction, and will include a detailed income statement, balance sheet, cash flow statement, valuation, and a detailed set of assumptions.

The Model will assist in evaluating the capital requirements of the Company; potential merger and acquisition synergies; and the impact of any Transaction on shareholder value and liquidity.

4.	MANAGEMENT AND BOARD OF DIRECTORS

ACFS will make continuing reports to the Company’s management and Board of Directors regarding its work for the Company, as requested.

5.	STOCKHOLDER COMMUNICATIONS

ACFS will assist the Company in communicating with, educating, and informing its stockholders about any potential Transaction.

6.	COORDINATION

ACFS will assist the Company in coordinating the financial institutions, legal counsel, valuation firms, accountants, and any other professional advisors who may be required for a Transaction.
D. REPORTING
ACFS and the Company will inform each other on a timely basis of any and all material developments regarding matters to which this Agreement pertains, throughout the life of this Agreement.

E. AUTHORITY OF ACFS
ACFS understands and agrees that it is not a general agent for the Company, and it is not granted any right or authority to assume or to create any obligation or responsibility or to make any representation or warranty on behalf of or in the name of the Company, or to bind the Company in any manner whatsoever.
F. FEES AND EXPENSES
1.	EXPENSES

The Company will reimburse ACFS for all reasonable out-of-pocket expenses that ACFS may incur under this Agreement from the Effective Date to any Close or the earlier abandonment or termination of any Transaction. Such expenses will include travel, telephone, courier, postage, printing and other expenses incurred by ACFS in the performance of its work under this Agreement (the “Expenses”).

If this Agreement is Terminated (as defined below) pursuant to the terms of this Agreement, all Expenses owed shall be paid to ACFS at the time of the Termination.

2.	MANAGEMENT FEE

For so long as ACAS has an investment in any of the Company’s debt or equity securities, the Company shall pay to ACFS an annual Management Fee for each calendar year commencing on the date hereof equal to $1,625,000. The Management Fee will be payable quarterly in advance. If any monthly installment of the Management Fee is not paid when due because of prohibitions in any credit agreement to which the Company is a party, such fee shall accrue and become payable promptly at such time as such payment is not so prohibited.

3.	PERFORMANCE FEES

Upon Closing of any Transaction, the Company will pay ACFS, in cash, performance fee(s) (the “Performance Fee”) according to the following schedule:
a)	Acquisition Structuring Fee

Upon Closing of an Acquisition Transaction the Company will pay ACFS a “Structuring Fee” equal to the sum of:

Five percent (5%) of the first two million dollars of the purchase price of the assets or equity of the business purchased or acquired by merger plus the value of any existing debt assumed from the purchased business (together, the “Purchase Price”); plus

Four percent (4%) of the second two million dollars of the Purchase Price; plus

Three percent (3%) of the third two million dollars of the Purchase Price; plus

Two percent (2%) of the fourth two million dollars of the Purchase Price; plus

One percent (1%) of the Purchase Price in excess of $8 million dollars (the entire above calculation is referred to herein as the “Double Lehman Formula”);

Example:

In a Transaction in which the Company pays $5 million for the equity of a business, and assumes $7 million in debt of the business, the Purchase Price shall be calculated to equal $12,000,000 and the Structuring Fee shall be equal to 5% x $2,000,000 plus 4% times $2,000,000 plus 3% times $2,000,000, plus 2% times $2,000,000 plus 1% times $4,000,000, or $320,000.

b)	Financing Fees

Upon Closing of a Financing Transaction (including any Financing Transaction closed in conjunction with an Acquisition Transaction), the Company will pay ACFS a “Financing Fee” equal to the sum of the following computations:
(1)	Two percent (2%) of any new indebtedness incurred by the Company and secured by a first lien on any securities or assets of the Company (“Senior Financing”); plus

(2)	Three percent (3.0%) of any new indebtedness incurred by the Company and subordinated with respect to rights in liquidation or with respect to rights to payment of either interest or principal, to the Senior Financing, whether or not secured (“Subordinated Financing”); plus

(3)	Four percent (4.0%) of any equity invested in the Company (“Equity”);
c)	Sale Fees

Upon Closing of a Sale Transaction, the Company will pay ACFS a “Sale Fee” equal to the sum of the computations below:
(1)	Five percent (5%) of the first $2 million of Capital (as defined below);

(2)	Four percent (4%) of the second $2 million of Capital;

(3)	Three percent (3%) of the third $2 million of Capital;

(4)	Two percent (2%) of the fourth $2 million of Capital;

(5)	One percent (1%) of any additional Capital;
d)	Definition of Capital

“Capital” shall be defined as follows:

(1)	Non-Change of Control Transaction
(a)	Stock Transaction

In any Transaction in which less than 50% of the voting stock of the Company is acquired by a purchaser, “Capital” shall equal the fair market value (“FMV”) of the consideration paid or committed for such stock, whether the stock was newly issued by the Company or sold by stockholders (“Stockholders”) of the Company; or

(b)	Debt Placement

In any Transaction in which less than 50% of the voting stock of the Company is acquired by a purchaser or in which no equity is sold, “Capital” shall equal the FMV of any debt committed to the Company or any liabilities of the Company assumed by a purchaser.
(2)	Change of Control Transaction
(a)	Stock Transaction

In any Transaction in which 50% or more of the voting stock of the Company is acquired by a purchaser, “Capital” shall equal the FMV of the consideration paid or committed for such stock and all other securities purchased, whether the stock or other securities were newly issued by the Company or sold by Stockholders, plus the FMV of the liabilities of the Company; or

(b)	Asset Transaction

In any Transaction in which 50% or more of the assets of the Company are acquired by a purchaser, “Capital” shall equal the FMV of the consideration paid or committed for such assets.
(3)	Merger Transaction

In any Transaction that is implemented through a merger or business combination, “Capital” shall equal the FMV of the Company’s equity plus the FMV of the Company’s liabilities.

G. TERMINATION
The Company may terminate this Agreement (the “Termination”) at any time by written notice to ACFS provided that, at the time of Termination, ACAS does not have an investment in any of the Company’s debt or equity securities. From the date of the Termination, ACFS will not be required to perform any services for the Company and will not incur additional Expenses under this Agreement. A Termination shall not otherwise limit any of ACFS’s rights set forth in this Agreement including rights to compensation under paragraph F of this Agreement in the event that a Transaction occurs at any time in a period of eighteen (18) months following the Termination of this Agreement. Notwithstanding the preceding sentence, ACFS’ rights under paragraph F.2 shall survive as long as ACAS has an investment in any of the Company’s debt or equity securities.
H. INDEMNIFICATION OF ACFS
ACFS is not providing and does not represent that it is providing the Company with financial planning or investment advice within the meaning of the Investment Advisers Act of 1940, as amended. Nor does any information provided by ACFS constitute legal advice or legal opinion. The Company acknowledges that ACFS makes no representation that any Financing can be successfully raised by ACFS for a Transaction or that a Transaction can be consummated.

The Company agrees to indemnify and cause any company surviving any Transaction to indemnify and hold harmless ACFS and its affiliates, employees and agents, and their respective successors and assigns (together with ACFS, the “Indemnified Parties” and each, an “Indemnified Party”), to the maximum extent lawful, from and against any losses, claims, damages, liabilities or expenses (or actions in respect thereof) which (i) are related to or arise out of this Agreement or any Transaction and (ii) challenge or put in issue the accuracy or completeness of information or data provided to any Indemnified Party by the Company, its agents or employees and reflected in any report, study, presentation, recommendation or conclusion issued by any Indemnified Party. In any case where an indemnification obligation arises under the preceding sentence, the Company will reimburse each Indemnified Party for all expenses (including counsel fees) as they are incurred by such Indemnified Party in connection with investigating, preparing or defending any such action or claim, whether or not in connection with pending or threatened litigation to which any Indemnified Party is a party.

The Company will not, however, be responsible for any losses, claims, damages, liabilities or expenses of any Indemnified Party to the extent such losses, claims, damages, liabilities or expenses are finally judicially determined to have resulted from the bad faith or gross negligence of such Indemnified Party. The Company agrees that no Indemnified Party shall have any liability to the Company for, or in connection with, this Agreement except that ACFS may be liable to the extent any such liability for losses, claims, damages, liabilities or expenses incurred by the Company results from the bad faith or negligence of ACFS or its representatives. The foregoing shall be in addition to any rights that ACFS or its representatives may have at common law or otherwise, including, but not limited to, any right to contribution.

If any action or proceeding shall be brought or asserted against any Indemnified Party in respect of which indemnity may be sought from the Company, ACFS shall promptly notify the Company in writing, and the Company shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Parties and the payment of all expenses. The Indemnified Parties shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Indemnified Parties unless:
1.	the Company has agreed to pay such fees and expenses;

2.	the Company shall have failed to assume the defense of such action or proceeding on a timely basis with counsel satisfactory to the Indemnified Parties for the purposes of such defense; or

3.	ACFS shall have reasonably concluded and notified the Company that the representation of the Company and any Indemnified Party by the same counsel is inappropriate due to actual or potential differing interests between them.
The Company shall not be liable for any settlement of any such action or proceeding effected without the Company’s written consent, but if settled with the Company’s consent, or if there be a final judgment for the plaintiff in any such action or proceeding, the Company agrees to indemnify and hold harmless the Indemnified Parties from and against any loss or liability by reason of such settlement or judgment. No action or proceeding covered by this Paragraph H the defense of which has been assumed by the Company may be settled without the consent of any Indemnified Party affected thereby unless such settlement includes the full unconditional release of such Indemnified Party without liability, admission of liability or other adverse affect.
I. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY
The Company represents, warrants and covenants as follows:
1.	This Agreement has been duly authorized and executed on behalf of the Company and is a valid and binding obligation of the Company and enforceable against it in accordance with its terms.

2.	The obligations of the Company under this Agreement shall be binding upon any successor, subsidiary or assign of the Company.
J. INDEMNIFICATION OF THE COMPANY
ACFS agrees to indemnify the Company against any liability for losses, claims, damages, liabilities or expenses incurred by the Company to the extent such losses, claims,

liabilities or expenses result from the bad faith or gross negligence of ACFS or its representatives.
K. REPRESENTATIONS, WARRANTIES AND COVENANTS OF ACFS
ACFS represents, warrants and covenants that it shall act in accordance with applicable securities laws while performing its obligations under this agreement.
L. LAWS GOVERNING
The construction and interpretation of this Agreement and the rights of the parties to this Agreement shall be governed by the laws of the State of Maryland.
M. CAPTIONS
The captions of the paragraphs hereof are for convenience only and shall not control or affect the meaning or construction of any of the provisions of this Agreement.
N. ARBITRATION
All claims, demands, disputes, controversies, differences, or misunderstandings between the parties relating to this Agreement shall be settled by arbitration, in accordance with the rules of the American Arbitration Association, and judgment on the award rendered by the arbitrator or arbitrators may be entered and enforced in any court having jurisdiction, and jurisdiction to be in no way limited by the paragraph entitled “Laws Governing” hereof.
O. COUNTERPARTS
This Agreement may be executed in any number of counterparts, each of which shall be an original instrument of the party executing the same, but all of which together shall constitute one and the same Agreement.
P. SEVERABILITY
Should any provisions of this Agreement, or portions hereof, be found to be invalid by any court of competent jurisdiction, the remainder of this Agreement shall nonetheless remain in full force and effect.
Q. CORPORATE OBLIGATION
The obligations of ACFS are solely corporate obligations, and no officer, director, employee, agent, shareholder or controlling person shall, as a result of ACFS’ obligations hereunder, be subjected to any personal liability whatsoever to any person, nor will any such claim be asserted by or on behalf of any party to this Agreement.

R. MISCELLANEOUS
Subsequent to any Transaction, ACFS shall have the right to use and disclose the name and logo of the Company, the services provided by ACFS under this Agreement and the size and description of the Transaction in ACFS’ marketing and promotional materials.
S. NOTICES
All notices hereunder shall be in writing, postage prepaid, addressed to the parties at the addresses set forth below:
1.	GLOBAL MONITORING SYSTEMS, INC.

C/O AMERICAN CAPITAL FINANCIAL SERVICES, INC.

461 FIFTH AVENUE, 26TH FLOOR

NEW YORK, NY 10017

Fax: (212) 213-2060

Attention: Dustin Smith

2.	AMERICAN CAPITAL FINANCIAL SERVICES, INC.

461 FIFTH AVENUE, 26TH FLOOR

New York, NY 10017

Fax: (212) 213-2060

Attention: Dustin Smith

     IN WITNESS WHEREOF, the parties below have caused this Investment Banking Services Agreement to be executed as of the day and year first written above.

AMERICAN CAPITAL FINANCIAL SERVICES, INC.
By:	/s/ Robert Klein
	Name:	Robert Klein
	Title:	Principal

GLOBAL MONITORING SYSTEMS, INC.
By:	/s/ Thomas Logan
	Name:	Thomas Logan
	Title:	President

Signature page to Investment Banking Agreement